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                                                                    Exhibit 23.3
                                                                    ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                                    /s/ Arthur Andersen LLP

Atlanta, GA

October 7, 1999